UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

Caribou Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105
Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 982-6030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 10, 2022, Caribou Biosciences, Inc. (the “Company”) issued a press release announcing additional initial clinical data from the ongoing ANTLER Phase 1 clinical trial for its allogeneic anti-CD19 CAR-T cell therapy product candidate, CB-010. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on June 10, 2022, the Company will host a conference call to discuss the additional initial clinical data. A copy of the slide presentation to be used during the Company’s conference call is attached hereto as Exhibit 99.2 and incorporated by reference herein. Details for accessing the conference call are included in Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in any such filing or document, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

On June 10, 2022, the Company presented a poster at the European Hematology Association (“EHA”) 2022 Congress containing initial clinical data for six patients in cohort one of the Company’s ongoing ANTLER phase 1 clinical trial of its CB-010 product candidate in patients with relapsed or refractory B cell non-Hodgkin lymphoma (“r/r B-NHL”). The initial data indicate that CB-010 was generally well-tolerated and had antitumor activity. As of the May 13, 2022 data cutoff date, six patients had been infused with CB-010 in cohort one at dose level one (40 million CAR-T cells). All patients had completed the 28-day dose-limiting toxicity (“DLT”) evaluation period. Among these six patients, most adverse events (“AEs”) were Grade 1 or 2. No Grade ≥ 2 cytokine release syndrome (“CRS”), no graft-versus-host disease (“GvHD”), and no Grade 5 AEs were observed. Two patients (33%) experienced Grade 1 CRS, and one patient (17%) experienced Grade 3 immune effector cell-associated neurotoxicity syndrome (“ICANS”), which was characterized as a DLT, for which the patient received tocilizumab and steroids and recovered within 39 hours. This patient went on to achieve a complete response (“CR”). In addition, Grade 3 or 4 treatment-emergent AEs evaluated by clinical investigators to be “probably related” or “related” to CB-010 were observed in four of six patients (67%); three patients (50%) experienced thrombocytopenia and decreased white blood cell counts, while decreased neutrophil counts, decreased lymphocyte counts, and increased LDH levels were each experienced by one patient (17%).

The initial clinical data presented at the EHA 2022 Congress indicate that all six patients in cohort one experienced a CR within 28-63 days following the administration of a single dose of CB-010 at the starting dose level one (40 million CAR-T cells), thus resulting in a 100% CR rate. At six months following the single dose of CB-010, 40% of patients (two of five) remained in CR as of the May 13, 2022 data cutoff date, and, as of this data cutoff date, the longest measured CR was at nine months. As of the data cutoff date, one of the previously assessed CR patients relapsed at their three-month evaluation and two relapsed at their six-month evaluations. One of the six patients from cohort one had not yet reached six months following dosing. After the data cutoff date of May 13, 2022, the first patient treated in the ANTLER trial had their 12-month evaluation and the patient remains in CR. Of the six patients dosed with CB-010 in cohort one, two had diffuse large B cell lymphoma, two had an aggressively behaving form of follicular lymphoma, one had mantle cell lymphoma, and one had primary mediastinal large B cell lymphoma. Based on this initial safety and efficacy profile, the Company’s ANTLER phase 1 clinical trial is currently enrolling r/r B-NHL patients in cohort two at dose level two (80 million CAR-T cells).

From time to time, the Company plans to release additional clinical data from its ongoing ANTLER phase 1 clinical trial, including by year end. The Company makes no representations regarding such additional clinical data or the timing of its release, or whether any such data will support or contradict the findings of the initial clinical data reported earlier, including the additional data released on June 10, 2022 in connection with the EHA 2022 Congress. Initial, preliminary, or interim clinical trial data are subject to the risk that they will not ultimately be predictive of the safety and/or efficacy of the Company’s CB-010 product candidate and that clinical outcomes may differ as additional and long-term clinical data become available. For example, the initial data from the Company’s ANTLER trial are based on a limited number of patients (six patients), had a cutoff date of May 13, 2022, and are subject to risks, including that one or more of the clinical outcomes may materially and adversely change as patients continue on study, dose levels change, patient enrollment continues, and additional and long-term data (including, with respect to efficacy, duration of response, and/or safety) become available. For example, of the six patients who achieved CRs in cohort one of the ANTLER trial, three had progressive disease prior to the May 13, 2022 data cutoff date. As the ANTLER trial continues, there may be additional instances of progressive disease and/or adverse events. As a result, topline data should be viewed with caution until final clinical data are available from the ANTLER trial.

The information the Company chooses to disclose publicly regarding preclinical studies or clinical trials is typically a summary of extensive information, and others may not agree with what the Company determines is material or otherwise appropriate information to include in its disclosure, and any information the Company determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities, or otherwise regarding a particular product candidate or the Company’s business. If the initial, interim, or preliminary data that the Company reports differ from long-term or final results, or if others, including regulatory authorities, disagree with the conclusions reached, the Company’s ability to obtain regulatory approval for, and commercialize, its product candidates may be compromised. For more information regarding the risks relating to initial, preliminary, or interim data from the Company’s current and future clinical trials, please see the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in other filings the Company makes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 10, 2022
99.2	CB-010 Clinical Program Update Presentation dated June 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARIBOU BIOSCIENCES, INC.

Date:	June 10, 2022	By:	/s/ Barbara G. McClung
Barbara G. McClung Chief Legal Officer and Corporate Secretary